SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): October 22, 2002

DiaSys Corporation
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(Exact Name of Registrant as Specified in Charter)


Delaware                         811-3584                      13-4105842
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(State or Other Jurisdiction  (Commission File Number)    (IRS Employer of
Incorporation)                                            Identification No.)


81 West Main Street, Waterbury, Connecticut                         06702
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (203) 755-5083
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Table of Contents                                                     Page



Item 4. Changes in Registrant's Certifying Accountant.....................1

Item 7. Financial Statements, Pro Forma Information and Exhibits..........2

Signatures................................................................2


Exhibit Index

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 22, 2002, DiaSys Corporation (the "Company") dismissed Wiss & Company, LLP., the Company's principal independent accountants. Wiss & Company has no presence in the United Kingdom, where the Registrant's subsidiary is located. Registrant therefore previously employed an independent auditing firm to audit its UK subsidiary. The Board Of Directors determined that the Registrant should retain an auditor that has a presence in both the United States and the UK. It therefore has retained Deloitte & Touche as auditor.

The principal independent accountant's report on the Company's financial statements for each of the past two fiscal years ended June 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. There were no disagreements with the former principal independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure concerning the Company during the past two fiscal years through the date of dismissal.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit Number                Description
--------------                ------------
18                            Letter dated October 22, 2002 from Wiss &
                              Company LLP,addressed to the Commission, in accordance with Item 304(a)(3) of
                              Regulation S-B




SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DiaSys Corporation

                                          By: /s/ Todd M . DeMatteo
                                          --------------------------
                                          Todd M. DeMatteo, President
Dated: October 22, 2002

























                                    October 22, 2002

Exhibit 18

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4, Changes in Registrant's Certifying Accountants, of DiaSys Corporation's Form 8-K/a dated October 22, 2002, filed October 22, 2002 and are in agreement with the statements. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Wiss & Company LLP